UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 31, 2023
Date of Report (date of earliest event reported)
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Rivian Automotive, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-41042 (Commission File Number)	47-3544981 (IRS Employer Identification Number)
14600 Myford Road Irvine, California 92606
(Address of principal executive offices) (Zip code)
(888) 748-4261
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	RIVN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 30, 2023, the Board of Directors (the "Board") of Rivian Automotive, Inc. (the "Company") increased the size of the Board and elected John Krafcik to serve as a Class III director of the Company with a term expiring at the 2024 annual meeting of stockholders, effective July 31, 2023 (the "Effective Date"). The Board also appointed Mr. Krafcik as a member of the Audit Committee of the Board (the "Audit Committee"), effective on the Effective Date, replacing Pamela Thomas-Graham on the Audit Committee. In connection with this appointment, the Board appointed Ms. Thomas-Graham as a member of the Planet and Policy Committee of the Board effective on the Effective Date.

Mr. Krafcik will participate in the Company’s Non-Employee Director Compensation Program, as described in the Company’s proxy statement for the 2023 annual meeting of stockholders, filed with the Securities and Exchange Commission (“SEC”) on May 1, 2023. A copy of the Non-Employee Director Compensation Program is filed as Exhibit 10.3 to the Company’s Form S-1/A filed with the SEC on November 1, 2021. Mr. Krafcik has also entered into the Company’s standard indemnification agreement for directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVIAN AUTOMOTIVE, INC.

Date: August 2, 2023	By:	/s/ Claire McDonough
	Name:	Claire McDonough
	Title:	Chief Financial Officer